UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 1, 2013

Commission File Number:  000-52369

FitLife Brands, Inc.
(Exact name of small business issuer as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)
20-3464383
(IRS Employer Identification No.)

4509 S. 143rd Street, Suite 1, Omaha, Nebraska 68137
(Address of principal executive offices)

402-333-5260
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

FitLife Brands, Inc. (the "Company") today announced the appointment of Dr. Fadi M. Aramouni and Mr. Grant Dawson to the Company's Board of Directors, effective November 1, 2013. Both Dr. Aramouni and Mr. Dawson will also serve as members of the Company's audit and compensation committees. A press release announcing Dr. Aramouni and Mr. Dawson's appointments is attached to this Current Report on Form 8-K as Exhibit 99.1.

Dr. Aramouni is a professor at the Food Sciences Institute at Kansas State University. He has been with the Kansas State University Department of Foods and Nutrition since 1989 and is a recognized leader and expert in the field of food science. In addition to teaching responsibilities that include courses on the research and development of food products and fundamentals of food processing, Dr. Aramouni manages the Value-Added Food Product Development Laboratory. Dr. Aramouni is also a process authority for processors of low acid/acidified foods, and provides educational programs on good manufacturing practices, sanitation, hazard analysis and critical control points (HACCP), food recalls and one-on-one assistance for the development and implementation of food processing programs. He received a B.S. in Biochemistry and M.S. in Food Technology from the American University of Beirut, as well as a Ph.D. in Food Science from Louisiana State University.

Mr. Dawson is currently a Managing Director of Fixed Income Investments for Manulife Asset Management ("MAM"), a subsidiary of Manulife Financial Corporation, which trades on the NYSE. Mr. Dawson brings more than 15 years of experience in finance and has significant board-level experience in corporate governance for public companies. Prior to MAM, he was the Vice President and Lead Analyst responsible for corporate debt ratings covering the global telecom, cable and media sectors with Dominion Bond Rating Agency from 2006 until 2008. Prior to such time, Mr. Dawson held various senior management positions in credit management and corporate finance with Nortel and in equity research with Dain Rauscher Ltd. Mr. Dawson earned an M.B.A. from the SMU Cox School of Business, a B.Comm in Finance from the University of Windsor, and holds the Chartered Financial Analyst designation.

There are no arrangements or understandings pursuant to which Dr. Aramouni or Mr. Dawson were appointed as directors, and there are no related party transactions between the Company and Dr. Aramouni or Mr. Dawson that would require disclosure under Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FitLife Brands, Inc.

Date:   November 5, 2013
By:	/s/ John Wilson

Name: John Wilson
Title: Chief Executive Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release, dated November 5, 2013